Exhibit 10.10

SECOND AMENDMENT TO AGREEMENT OF PURCHASE AND SALE

THIS SECOND AMENDMENT TO AGREEMENT OF PURCHASE AND SALE (this “Second Amendment”) is made as of the 9th day of September, 2011, by and between Domain Gateway I, LP, a Texas limited partnership (“Seller”), and KBS Capital Advisors LLC, a Delaware limited liability company (“Buyer”). In consideration of the mutual promises and covenants contained herein, the parties hereto agree as follows:

RECITALS

A.       Seller and Buyer are parties to that certain Agreement of Purchase and Sale dated as of August 22, 2011, as amended by that certain First Amendment to Agreement of Purchase and Sale dated as of September 2, 2011 (collectively, the “Purchase Agreement”). All initially-capitalized terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement unless the context clearly indicates otherwise.

B.       Seller and Buyer have agreed to modify the terms of the Purchase Agreement as set forth in this Second Amendment.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intended to be legally bound, Seller and Buyer agree as follows:

1.        Recitals. The Recitals set forth above are hereby incorporated herein by reference as if the same were fully set forth herein.

2.        Contingency Period. The last day of the Contingency Period shall be, and hereby is, extended from September 9, 2011, at 5:00 p.m. Central Standard Time to September 12, 2011, at 5:00 p.m. Central Standard Time.

3.        Additional Deposit. Section 1.2(b)(2) of the Purchase Agreement is hereby deleted in its entirety and the following text is inserted in lieu thereof:

“(2)    If Buyer delivers an Asset Approval Notice under Section 2.2 to Seller prior to the expiration of the Contingency Period, Buyer shall deposit in escrow with the Title Company an additional amount of One Million Five Hundred Thousand Dollars ($1,500,000) (the “Additional Deposit”) in cash or other immediately available funds no later than 5:00 p.m. Central Standard Time on the date upon which the Contingency Period expires. The Initial Deposit, the Additional Deposit (if and when the Additional Deposit is deposited by Buyer with the Title Company as provided hereunder) and the Extension Deposit (if the Extension Deposit is deposited by Buyer with the Title Company as provided in Section 8.2 below) are collectively referred to herein as the “Deposit”.”

4.        Extension Deposit. The last sentence of Section 8.2 of the Purchase Agreement is hereby deleted in its entirety and the following text is inserted in lieu thereof:

“Notwithstanding the foregoing or the provisions of Section 2.2 above, Buyer shall have the right to extend the original Closing Date for an additional fifteen days (until September 27, 2011), upon Buyer’s (i) delivery of written notice to Seller no later than 5:00 p.m. Central Standard Time on September 12, 2011, and (ii) deposit of cash or other immediately available funds in escrow with the Title Company in the amount of One Million Dollars ($1,000,000) no later than 5:00 p.m. Central Standard Time on September 12, 2011 (the “Extension Deposit”).”

5.        Effectiveness of Agreement. Except as modified by this Second Amendment, all the terms of the Purchase Agreement shall remain unchanged and in full force and effect.

6.        Counterparts. This Second Amendment may be executed in counterparts, and all counterparts together shall be construed as one document.

7.        Telecopied Signatures. A counterpart of this Second Amendment that is signed by one party to this Second Amendment and telecopied to the other party to this Second Amendment or its counsel (i) shall have the same effect as an original signed counterpart of this Second Amendment, and (ii) shall be conclusive proof, admissible in judicial proceedings, of such party’s execution of this Second Amendment.

8.        Successors and Assigns. All of the terms and conditions of this Second Amendment shall apply to benefit and bind the successors and assigns of the respective parties.

IN WITNESS WHEREOF, Seller and Buyer have entered into this Second Amendment to Purchase and Sale Agreement and Escrow Instructions as of the date first above stated.

[SIGNATURES ON NEXT PAGE]

“SELLER”

DOMAIN GATEWAY I, LP, a Texas limited partnership

By:	RREEF DOMAIN GP, LLC,
a Delaware limited liability company
	Its:	General Partner

	By:	/s/ authorized signatory
	Its:	Assistant Vice President

“BUYER”

KBS CAPITAL ADVISORS LLC, a Delaware limited liability company

By:	/s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr.
Chief Executive Officer